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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Oasis Residential, Inc. on Form S-8 of our report dated May 23, 1997, on our audits of the financial statements and supplementary schedules of the Oasis Residential, Inc. 401(k) Retirement Plan as of December 31, 1996 and 1995 and for the year ended December 31, 1996, which report is included in this Annual Report on Form 11-K.






                                     COOPERS & LYBRAND L.L.P.


San Francisco, California
June 27, 1997